UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report—March 23, 2007
(Date of earliest event reported)

PENN NATIONAL GAMING, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

Area Code (610) 373-2400
(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On March 23, 2007, BTN, Inc. (“BTN”), a wholly owned subsidiary of Penn National Gaming, Inc. (the “Company”), entered into an amended and restated ground lease (the “Amended Lease”) with Skrmetta MS, LLC, the owner of the land upon which Boomtown Biloxi casino conducts a significant portion of its operations.  The lease amends the prior ground lease, dated October 19, 1993, as amended (the “Ground Lease”), between Raphael Skrmetta as landlord and Mississippi - I Gaming, L.P.  Mr. Skrmetta previously transferred his interest in the property to Skrmetta MS, LLC and Mississippi-I Gaming, L.P. previously transferred its interest under the Ground Lease to BTN. The Amended Lease requires BTN to maintain a minimum gaming operation on the leased premises and pay rent equal to 5% of adjusted gaming win after gaming taxes have been deducted.  The term of the Amended Lease expires on January 1, 2093.  The landlord will subsequently purchase property owned by BTN and certain other wholly owned subsidiaries of the Company in the vicinity of Boomtown Biloxi casino for $12.8 million.

The Ground Lease was the subject of litigation between BTN and Mr. Skrmetta pending in the U.S. District Court for the Southern District of Mississippi, which has been previously disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission.  As a result of the execution of the Amended Lease, all litigation between landlord and BTN will be dismissed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 28, 2007	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer